Exhibit (s)

POWER OF ATTORNEY

The undersigned, being trustees of BlackRock Private Investments Fund (the “Trust”), do hereby appoint John M. Perlowski, Jonathan Diorio, Neal J. Andrews, Trent Walker, Janey Ahn and Jay M. Fife, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such trustee a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 29th day of December, 2020.

Signature	Title

/s/ Frank J. Fabozzi Frank J. Fabozzi	Trustee

/s/ W. Carl Kester W. Carl Kester	Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Trustee

/s/ John M. Perlowski John M. Perlowski	Trustee